UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2008

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On April 29, 2008 the Board of Directors of Sunrise Telecom Incorporated (the “Company”) appointed Gerhard J. Beenen to the position of the Company’s Chief Operating Officer effective immediately. On May 1, 2008, the Company announced a reorganization of its broadband, wireline and fiber optics operations to more closely align its operations with the Company’s key strategic focus. In Mr. Beenen’s new position, he will oversee all aspects of the Company’s combined operations and manufacturing.

Mr. Beenen, age 52, joined the Company in August 2006 as President and General Manager of the Telecom Products Group. Prior to joining the Company, Mr. Beenen served as Vice President of Engineering at Steridian, Inc., a developer of micro-display technology, from July 2005 to March 2006. From June 2004 to July 2005, Mr. Beenen managed his personal investments. From September 2000 to June 2004, Mr. Beenen served as Vice President/General Manager of Network Elements, Inc., a telecommunications equipment provider. Previously, Mr. Beenen worked as Vice President of Engineering from 1997 to 1999 and General Manager of the Communications Network Analyzers Product Line from 1992 to 1997 at Tektronix, Inc., a supplier of test, measurement and monitoring products, solutions and services. Mr. Beenen holds a Ph.D. in Analytical Chemistry from Oregon State University and a B.S. in Chemistry from the University of Wisconsin.

There has been no change in Mr. Beenen’s compensation arrangement in connection with his appointment as Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: May 5, 2008	By:	/s/ Paul A. Marshall
PAUL A. MARSHALL CHIEF EXECUTIVE OFFICER